EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91774,  333-97529, 333-108179, 333-141088, 333-172079, 333-190289 and 333-224653 on Form S-8 of our reports dated March 1, 2021, relating to the financial statements of Ferro Corporation and the effectiveness of Ferro Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

March 1, 2021